                                                                    Exhibit 99.1


CINCINNATI BELL INC.
PRESS RELEASE

Investor / Media contact:
Kevin Sullivan
513.397.5752
kevin.sullivan@cinbell.com


                 CINCINNATI BELL INC. REPORTS FINANCIAL RESULTS
                          FOR THE THIRD QUARTER OF 2003

     o Generates $54 Million in Cash Flow*

     o Reduces Net Debt** by $516 Million to $2.3 Billion

     o Launches GSM/GPRS Wireless Network

CINCINNATI - October 30, 2003 - Cincinnati Bell Inc. (NYSE:CBB) today announced its financial results for the third quarter of 2003. For the quarter, the company reported revenue of $315 million, operating income of $130 million, and net income of $45 million, or $0.18 per diluted share. The company continued to execute against its stated priority of generating cash to de-lever its balance sheet. Cincinnati Bell Inc. produced cash flow* of $54 million and completed two debt exchanges for common stock, reducing net debt** by $516 million.


OPERATIONAL HIGHLIGHTS

o During the third quarter, the company increased the penetration of its consumer service bundles in Cincinnati, driving a 2 percent increase in revenue per household to $74. Consumer penetration of the company's flagship Complete Connections bundle now stands at 43%.

o Strong demand for the company's Digital Subscriber Line (DSL) services drove a 31 percent increase in subscribers versus the third quarter of 2002. The increase in DSL lines offset modest access line losses of 2 percent versus a year ago.

o On October 15, the company also launched Cincinnati Bell Wireless' Global Standard for Mobility/General Packet Radio Service (GSM/GPRS) network. This new network gives the company's customers access to an exciting new array of wireless handsets and data services, while also providing the company with additional capacity for new customer growth.

Excluding results of operations from the Broadband Services segment, revenue of $285 million was down 1 percent from a year ago, while operating income of $96 million increased 9 percent. The operating margin of 34 percent improved 3 points versus a year ago, reflecting a decrease in operating expenses of $11 million, or 6 percent.

"In our first full quarter following the sale of the broadband assets, our remaining businesses continued to steadily generate cash in support of our top priority - reducing the company's financial leverage," said Jack Cassidy, president and chief executive officer of Cincinnati Bell Inc. "I am particularly pleased that we have contained costs and improved profitability in order to help fund important initiatives like the launch of our GSM/GPRS network, while continuing our heritage of providing excellent customer service."


SPECIAL ITEMS

The following special items impacted Cincinnati Bell Inc.'s reported results for the third quarter of 2003:

o The company's Broadband segment recorded an additional gain of $37 million upon obtaining all remaining regulatory approvals and closing the final stages of the sale of substantially all of its broadband assets. The net impact of this gain increased the company's diluted earnings per share by $0.16.

o The company's Broadband segment also recorded a $17 million non-cash charge on the exchange of $46 million of 9% Senior Subordinated Notes of BRCOM Inc. for 11 million shares of common stock in Cincinnati Bell Inc. The net impact of this charge reduced the company's diluted earnings per share by $0.07.

o The company recorded a non-cash charge of $8 million to interest expense to write-off deferred financing costs related to the company's bank credit facilities. This charge arose as the result of using proceeds from the issuance of $500 million in 7.25% Senior Notes due 2013 to reduce outstanding bank debt. The net impact of this charge reduced the company's diluted earnings per share by $0.04.

o The company recorded an adjustment to income tax reserves that resulted in a $12 million benefit. The net impact increased the company's diluted earnings per share by $0.05.

Excluding the impact of these special items, the company's operating income was $92 million, net income was $22 million, and diluted earnings per share was $0.08 for the third quarter.


LOCAL COMMUNICATIONS SERVICES

The company's local-exchange subsidiary, Cincinnati Bell Telephone (CBT), produced revenue of $203 million for the third quarter, flat versus the same quarter a year ago. Increases in DSL transport revenue offset declines in business local service and special access revenue.

Operating income improved 13 percent to $80 million due to a 6 percent decrease in operating expenses. The decrease in operating expenses was driven by a 17 percent reduction in depreciation expense and a 3 percent reduction in headcount. Capital investment was $21 million, or 10 percent of revenue, during the quarter.

Access lines declined by 20,000, or 2 percent, to 994,000 since the third quarter of 2002, with 40 percent of the decline coming as the result of a decrease in second access lines. However, DSL subscribership increased by 22,000, or 31 percent, compared to last year. In the third quarter, CBT added 5,300 net DSL subscribers, 1,200 more than the second quarter of 2003 and 2,300 more than the same quarter a year ago. Total DSL subscribers now number 93,000, for a 9 percent penetration of total access lines. Eighty-six percent of CBT's access lines are DSL-enabled.

Complete Connections, CBT's value-added services bundle, added 3,900 subscribers during the quarter, bringing its total number of subscribers to 305,000, up 7 percent versus a year ago. Consumer penetration of Complete Connections now stands at 43 percent. Custom Connections, the company's suite of customized bundles that includes local, long distance, wireless and DSL, added 11,000 subscribers, increasing its subscribership 40 percent in the quarter to 39,000.

As a result of the company's success with these bundled offerings, CBT's total revenue per household in the third quarter was $46, up 3 percent versus a year ago. Similarly, total revenue per household, including wireless and long distance offerings, was $74, up 2 percent versus a year ago.


WIRELESS SERVICES

For the third quarter, Cincinnati Bell Wireless (CBW) reported revenue of $65 million, down 6 percent from the third quarter of 2002. Operating income declined 12 percent to $19 million, as expenses fell 3 percent. Capital investment of $16 million included $11 million associated with the deployment of the GSM/GPRS network, which began servicing customers on October 15.

CBW ended the third quarter with 461,000 total subscribers, a decrease of 1 percent versus the prior year. Postpaid churn remained low at 1.9 percent. Anticipating the launch of the GSM/GPRS network, the company continued to manage CBW for cash flow during the quarter, targeting its acquisition at highly profitable prepaid subscribers that involve lower acquisition cost and whose usage characteristics require little capital investment in CBW's existing Time Division Multiple Access (TDMA) network.

Postpaid average revenue per user (ARPU) was $59, while prepaid ARPU was $19. Wireless data revenue, representing charges for text messaging service, contributed $1 and $3 to the postpaid and prepaid ARPUs, respectively. Postpaid cost per gross add (CPGA) was $388, while prepaid CPGA was $42.


OTHER COMMUNICATIONS SERVICES

Other Communications Services, which includes the company's Cincinnati-area retail voice long distance and public payphone operations, reported revenue of $21 million in the third quarter, up 1 percent from a year ago. Operating income of $3 million was $2 million higher than a year ago.

Estimated Cincinnati market share for Cincinnati Bell Any Distance, the company's retail voice long distance offering, was 70 percent in the consumer market and 45 percent in the business market, year-over-year improvements of 2 points and 3 points, respectively.


BROADBAND SERVICES

Broadband Services produced revenue of $32 million, all attributable to the company's Cincinnati Bell Technology Solutions business (CBTS), which remains in the Broadband segment following the sale of substantially all of the company's broadband assets. Operating income of $33 million included $2 million from CBTS, the previously discussed $37 million gain on the sale of the broadband assets, and a $6 million operating loss from the remainder of the segment, driven primarily by legal expenses associated with retained liabilities of BRCOM, Inc.


FINANCIAL POSITION

Cincinnati Bell Inc. reduced its net debt** by $516 million to $2.3 billion during the third quarter through a combination of the following:

o a reduction of $459 million as a result of the exchange of the 12 1/2% Series B Junior Exchangeable Preferred Stock and 9% Senior Subordinated Notes of BRCOM Inc. for 25 million common shares of the company,

o a reduction of $54 million through cash flow* generated by operations,

o a reduction of $21 million from additional proceeds from of the sale of the broadband assets,

o an increase of $18 million from in-kind interest expense and non-cash amortization of debt discounts.

"Our strong third quarter financial performance continues to reflect vigilant attention to customer service that preserves our existing revenue streams, as well as disciplined cost management in a challenging telecom market," said Brian Ross, Cincinnati Bell Inc.'s Senior Vice President - Finance & Accounting. "Continued focus on activities that drive cash flow and margin performance will be the hallmark of our company as we move forward in our efforts to further de-lever our balance sheet."


USE OF NON-GAAP FINANCIAL MEASURES
*The company has presented certain information regarding cash flow in the preceding discussion because the company believes cash flow provides a useful measure of a company's operational performance, liquidity and financial health. Cash flow is defined by the company as SFAS 95 cash provided by (used in) operating, financing and investing activities, less changes in restricted cash in operating activities, issuance and repayment of long-term debt in financing activities, short-term borrowings (repayments) in financing activities and proceeds from the sale of discontinued operations and assets in investing activities. Cash flow should not be considered as an alternative to net income
(loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with cash flow as defined by other companies. A detailed reconciliation of the company's cash flow to comparable GAAP financial measures is given in the attached financial information and is posted on the company's website at www.cincinnatibell.com, under the investor relations tab.

**The company has presented certain information regarding net debt in the preceding discussion because the company believes net debt provides a useful measure of a company's liquidity and financial health. Net debt is defined by the company as short-term and long-term debt, plus the 12 1/2% Series B Junior Exchangeable Preferred Stock of BRCOM Inc., offset by cash and cash equivalents. A detailed reconciliation of the company's net debt to comparable GAAP financial measures is given in the attached financial information and is posted on the company's website at www.cincinnatibell.com, under the investor relations tab.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Cincinnati Bell Inc. management uses this information when evaluating the company's results of operations and cash flow and believes that this information provides the users of the financial statements with an additional and useful comparison of the company's current results of operations and cash flows with past and future periods.

CONFERENCE CALL/WEBCAST
Cincinnati Bell Inc. will host a conference call discussing its third quarter 2003 results on Thursday, October 30, 2003 at 9:00 am EST, which will be web-cast on the company's website at www.cincinnatibell.com. A taped replay of the conference call will be available one hour after the conclusion of the teleconference until 5:00 (PST) on Thursday, November 6, 2003. For U.S. callers, the replay will be available at 888-843-8996. For international callers, the replay will be available at 630-652-3044. The playback passcode is 7829305.


ABOUT CINCINNATI BELL INC.
Cincinnati Bell Inc. (NYSE: CBB) is parent to one of the nation's most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. The company was recently ranked number one in customer satisfaction, for the third year in a row, by J.D. Power and Associates for residential long distance among mainstream users. Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. Cincinnati Bell is headquartered in Cincinnati, Ohio. For more information, visit www.cincinnatibell.com.


SAFE HARBOR NOTE
Note: Information included in this news release contains forward-looking statements that involve potential risks and uncertainties. Cincinnati Bell's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Cincinnati Bell's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, world and national events that may affect the ability to provide services, changes in the regulatory environment and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including Cincinnati Bell's annual Form 10-K report, Quarterly Form 10-Q reports, Forms 8-K, and Forms S-4 and S-3 Registration Statements.

CINCINNATI BELL INC.
Consolidated Statements of Operations
(UNAUDITED)

(in millions - except per share amounts)

                                                                     For the Three Months           For the Nine Months
                                                                     Ended September 30,    %       Ended September 30,       %
                                                                     2003         2002    Change    2003          2002      Change
                                                                    --------  --------- -------  ----------    ----------- --------

Revenue                                                              $ 315.3    $ 570.3   (45%)   $ 1,246.6      $ 1,669.3     (25%)
-------

Costs & Expenses
----------------
  Cost of Services and Products                                        124.0      254.1   (51%)       605.1          793.2     (24%)
  Selling, General & Administrative                                     59.2      121.6   (51%)       287.6          376.4     (24%)
  Depreciation and Amortization                                         39.8      126.8   (69%)       121.0          370.8     (67%)
  Restructuring                                                           --        7.1    n/m         (3.4)          23.6    (114%)
  Asset Impairments and Other Charges (Credits)                           --         --    n/m         (0.7)            --      n/m
  Gain on Sale of Broadband Assets                                     (37.3)        --    n/m       (336.3)            --      n/m
                                                                    --------  ---------          ----------    -----------

    Operating Income                                                   129.6       60.7   114%        573.3          105.3      n/m

  Minority Interest Expense                                             12.5       15.5   (19%)        42.5           44.4      (4%)
  Loss on Extinguishment of Debt                                        17.4         --    n/m         17.4            --
  Other (Income) Expense, Net                                           (0.1)       1.4    n/m         (0.8)           0.4      n/m
  Interest Expense                                                      67.2       40.1    68%        173.8          117.4      48%
                                                                    --------  ---------          ----------    -----------

    Income (Loss) from Continuing Operations before Income Taxes,
      Discontinued Operations and Cumulative Effect of                  32.6        3.7    n/m        340.4          (56.9)     n/m
      Change in Accounting Principle

  Income Tax Benefit                                                   (12.1)      (0.3)   n/m        (12.1)          (9.1)     33%
                                                                    --------  ---------          ----------    -----------

    Income (Loss) from Continuing Operations before Discontinued
      Operations and Cumulative Effect of Change in Accounting
      Principle                                                         44.7        4.0     n/m       352.5          (47.8)     n/m

Discontinued Operations, Net of Taxes                                     --         --     n/m          --          217.6   (100%)

Cumulative Effect of Change in Accounting Principle, Net of Taxes         --         --     n/m        85.9       (2,008.7)     n/m
                                                                    --------  ---------          ----------    -----------

    Net Income (Loss)                                                   44.7        4.0     n/m       438.4       (1,838.9)     n/m

Preferred Stock Dividends                                                2.6        2.6       -         7.8            7.8        -
                                                                    --------  ---------          ----------    -----------


Net Income (Loss) Applicable to Common Shareowners                   $  42.1    $   1.4     n/m   $   430.6     $ (1,846.7)     n/m
                                                                    ========  =========          ==========    ===========

Basic Earnings (Loss) Per Common Share
--------------------------------------
  Income (Loss) from Continuing Operations before Discontinued
    Operations and Cumulative Effect of Change in Accounting
    Principle                                                        $  0.19    $  0.01            $   1.56      $   (0.26)
  Discontinued Operations, Net of Taxes                                   --         --                  --           1.00
  Cumulative Effect of Change in Accounting Principle, Net of Taxes       --         --                0.39          (9.20)
                                                                    --------  ---------          ----------    -----------
    Net Earnings (Loss) Per Common Share                             $  0.19    $  0.01            $   1.95      $   (8.46)
                                                                    ========  =========          ==========    ===========

Diluted Earnings (Loss) Per Common Share
----------------------------------------
  Income (Loss) from Continuing Operations before Discontinued
    Operations and Cumulative Effect of Change in Accounting
    Principle                                                        $  0.18    $  0.01           $    1.51     $    (0.26)
  Discontinued Operations, Net of Taxes                                   --         --                  --           1.00
  Cumulative Effect of Change in Accounting Principle, Net of Taxes       --         --                0.38          (9.20)
                                                                    --------  ---------          ----------    -----------
     Net Earnings (Loss) Per Common Share                            $  0.18    $  0.01           $    1.89     $    (8.46)
                                                                    ========  =========          ==========    ===========

Weighted Average Common Shares Outstanding
------------------------------------------
  - Basic                                                              225.4      218.5               221.1          218.3
  - Diluted                                                            235.2      218.9               227.5          218.3

CINCINNATI BELL INC.
Consolidating Statements of Operations
(UNAUDITED)

(dollars in millions)                                      For the Three Months                    For the Nine Months
                                                           Ended September 30,           %         Ended September 30,        %
                                                           2003           2002        Change       2003         2002       Change
                                                       ------------    ----------   ----------  ----------   -----------  ---------
Revenue
-------
 Local                                                      $ 203.4       $ 202.8        -       $   611.7     $   616.6      (1%)
 Wireless                                                      65.1          68.9       (6%)         196.9         201.8      (2%)
 Other                                                         20.8          20.5        1%           61.7          61.6        -
 Broadband                                                     32.0         298.3      (89%)         422.1         848.2      (50%)
 Corporate and eliminations                                    (6.0)        (20.2)     (70%)         (45.8)        (58.9)     (22%)
                                                        ------------    ----------               ----------   -----------
  Total Revenue                                             $ 315.3       $ 570.3      (45%)     $ 1,246.6     $ 1,669.3      (25%)
                                                        ============    ==========               ==========   ===========

Cost of Services and Products
-----------------------------
 Local                                                      $  61.8       $  63.0       (2%)     $   191.4     $   192.0        -
 Wireless                                                      26.9          27.8       (3%)          78.1          86.6      (10%)
 Other                                                         12.5          15.4      (19%)          41.2          46.8      (12%)
 Broadband                                                     25.4         162.7      (84%)         326.3         512.1      (36%)
 Corporate and eliminations                                    (2.6)        (14.8)     (82%)         (31.9)        (44.3)     (28%)
                                                        ------------    ----------               ----------   -----------
  Total Cost of Services and Products                       $ 124.0       $ 254.1      (51%)     $   605.1     $   793.2      (24%)
                                                        ============    ==========               ==========   ===========

Selling, General & Administrative
---------------------------------
 Local                                                      $  30.5       $  33.2       (8%)     $    99.0     $   103.3      (4%)
 Wireless                                                      11.3          10.9        4%           35.0          35.8      (2%)
 Other                                                          4.7           3.7       27%           12.3          11.6       6%
 Broadband                                                     10.6          78.7      (87%)         137.1         236.1      (42%)
 Corporate and eliminations                                     2.1          (4.9)     (143%)          4.2         (10.4)    (140%)
                                                        ------------    ----------               ----------   -----------
  Total Selling, General & Administrative                   $  59.2       $ 121.6      (51%)     $   287.6     $   376.4      (24%)
                                                        ============    ==========               ==========   ===========

Depreciation and Amortization
-----------------------------
 Local                                                      $  31.5       $  38.0      (17%)     $    93.9     $   109.9      (15%)
 Wireless                                                       7.5           8.2       (9%)          22.8          23.3      (2%)
 Other                                                          0.5           0.5        0%            1.5           1.4       7%
 Broadband                                                      0.1          80.0      (100%)          2.4         235.8      (99%)
 Corporate and eliminations                                     0.2           0.1         -            0.4           0.4        -
                                                        ------------    ----------               ----------   -----------
  Total Depreciation and Amortization                       $  39.8       $ 126.8      (69%)     $   121.0     $   370.8      (67%)
                                                        ============    ==========               ==========   ===========

Restructuring
-------------
 Local                                                      $     -       $  (2.0)      n/m      $       -     $    (1.6)      n/m
 Wireless                                                         -             -       n/m              -             -       n/m
 Other                                                            -             -       n/m              -             -       n/m
 Broadband                                                        -           5.0       n/m           (3.4)         21.0     (116%)
 Corporate and eliminations                                       -           4.1       n/m              -           4.2     (100%)
                                                        ------------    ----------               ----------   -----------
  Total Restructuring                                       $     -       $   7.1       n/m      $    (3.4)    $    23.6     (114%)
                                                        ============    ==========               ==========   ===========

Asset Impairments and Other Charges (Credits)
---------------------------------------------
 Local                                                      $     -       $    -        n/m      $     0.3     $       -       n/m
 Wireless                                                         -             -       n/m              -             -       n/m
 Other                                                            -             -       n/m            0.1             -       n/m
 Broadband                                                        -             -       n/m           (1.1)            -       n/m
 Corporate and eliminations                                       -             -       n/m              -             -       n/m
                                                        ------------    ----------               ----------   -----------
  Total Asset Impairments and Other Charges (Credits)       $     -       $     -       n/m      $    (0.7)    $       -       n/m
                                                        ============    ==========               ==========   ===========

Gain on Sale of Broadband Assets
--------------------------------
 Local                                                      $     -       $     -       n/m      $       -     $       -       n/m
 Wireless                                                         -             -       n/m              -             -       n/m
 Other                                                            -             -       n/m              -             -       n/m
 Broadband                                                    (37.3)            -       n/m         (336.3)            -       n/m
 Corporate and eliminations                                       -             -       n/m              -             -       n/m
                                                        ------------    ----------               ----------   -----------
  Total Gain on Sale of Broadband Assets                    $ (37.3)      $     -       n/m      $  (336.3)    $       -       n/m
                                                        ============    ==========               ==========   ===========

Operating Income
----------------
 Local                                                      $  79.6       $  70.6       13%      $   227.1     $   213.0       7%
 Wireless                                                      19.4          22.0      (12%)          61.0          56.1       9%
 Other                                                          3.1           0.9       244%           6.6           1.8      267%
 Broadband                                                     33.2         (28.1)      n/m          297.1        (156.8)      n/m
 Corporate and eliminations                                    (5.7)         (4.7)      21%          (18.5)         (8.8)     110%
                                                        ------------    ----------               ----------   -----------
  Total Operating Income                                    $ 129.6       $  60.7       114%     $   573.3     $   105.3       n/m
                                                        ============    ==========               ==========   ===========

CINCINNATI BELL INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in millions - except debt covenants and segment information)


                                                               September 30,     December 31,
                                                                   2003              2002
                                                               -------------     ------------
Assets
------

Cash and Cash Equivalents                                        $    32.9         $    44.9
Restricted Cash                                                         --               7.0
Receivables - Net                                                    139.0             290.6
Materials and Supplies                                                40.5              32.2
Other Current Assets                                                  42.7              43.5
Property, Plant and Equipment - Net                                  923.2             867.9
Goodwill                                                              40.9              40.9
Other Intangible Assets - Net                                         66.5              66.9
Other Noncurrent Assets                                               82.5              73.7
                                                                 ---------         ---------
   Total Assets                                                  $ 1,368.2         $ 1,467.6
                                                                 =========         =========


Liabilities and Shareowners' Deficit
------------------------------------

Debt Maturing in One Year                                        $   106.8         $   203.7
Current Portion of Unearned Revenue and Customer Deposits             30.4             108.9
Accounts Payable                                                      59.0             129.4
Accrued Taxes                                                         53.9              84.4
Other Current Liabilities                                            157.7             210.7
Long-Term Debt, Less Current Portion                               2,236.9           2,354.7
Unearned Revenue, Less Current Portion                                 2.6             293.3
Other Noncurrent Liabilities                                         213.7             186.9
Minority Interest                                                     40.0             443.9
Common Shareowners' Deficit                                       (1,532.8)         (2,548.3)
                                                                 ---------         ---------
   Total Liabilities and Shareowners' Deficit                    $ 1,368.2         $ 1,467.6
                                                                 =========         =========


Other Data:
-----------
Common Shares Outstanding at Balance Sheet Date                      244.2             218.7
Net Debt                                                         $ 2,310.8         $ 2,927.9
Credit Facility Availability (See Note 1)                        $   268.8         $   163.9

Debt Covenants (See Note 2):
----------------------------
Debt to EBITDA Ratio - Calculated                                     4.64               n/a
Debt to EBITDA Ratio - Required                                       5.90               n/a

Senior Secured Debt to EBITDA Ratio - Calculated                      1.93               n/a
Senior Secured Debt to EBITDA Ratio - Required                        3.85               n/a

Interest Coverage Ratio - Calculated                                  4.00               n/a
Interest Coverage Ratio - Required                                    2.84               n/a

Year-to-date Capital Expenditures - Actual                            90.9               n/a
Maximum Annual Capital Expenditures - Allowed                        146.0               n/a

Segment Information (in thousands):
-----------------------------------
Local Access Lines                                                   994.2           1,011.9
Complete Connections Subscribers                                     305.4             288.9
DSL Subscribers                                                       92.6              74.8
Custom Connections Subscribers                                        38.7                --

     Postpaid Wireless Subscribers                                   299.0             311.2
     Prepaid Wireless Subscribers                                    162.3             159.2
                                                                 ---------         ---------
Total Wireless Subscribers                                           461.3             470.4

     Consumer Long Distance Lines                                    417.1             431.3
     Business Long Distance Lines                                    125.0             123.5
                                                                 ---------         ---------
Total Long Distance Lines                                            542.1             554.8


Note 1: Credit facility availability includes $60.0 million of remaining net proceeds received from the closing of the sale of substantially all of the broadband assets. According to the terms of the credit agreement, these proceeds are to be used to settle the retained liabilities of the broadband unit or permanently reduce borrowings under the credit facility.

Note 2: The company renegotiated its debt covenants in March 2003 in conjunction with its refinancing, which rendered historical covenant information irrelevant.

CINCINNATI BELL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)



(dollars in millions)                                                               For the Three Months
                                                                                    Ended September 30,
SFAS 95 CONSOLIDATED CASH FLOW                                                     2003             2002
                                                                                  -------         -------

SFAS 95 Cash provided by operating activities                                     $ 107.2         $ 106.8

 Capital expenditures                                                               (37.3)          (40.2)
 Cash provided by sale of Broadband assets                                           20.5               -
 Other                                                                                1.4               -
                                                                                  -------         -------
SFAS 95 Cash used in investing activities                                           (15.4)          (40.2)

 Issuance of long-term debt                                                         500.0            18.0
 Repayment of long-term debt                                                       (569.5)          (66.1)
 Short-term repayments, net                                                          (2.0)           (2.7)
 Debt issuance costs                                                                (17.8)           (1.8)
 Issuance of common shares - exercise of stock options                                0.2               -
 Preferred stock dividends paid                                                         -            (2.7)
                                                                                  -------         -------
SFAS 95 Cash used in financing activities                                           (89.1)          (55.3)

                                                                                  -------         -------
Net increase in cash and cash equivalents                                             2.7            11.3
Cash and cash equivalents at beginning of period                                     30.2            23.4
                                                                                  -------         -------
Cash and cash equivalents at end of period                                        $  32.9         $  34.7
                                                                                  =======         =======


RECONCILIATION OF SFAS 95 CASH FLOW TO CASH FLOW AS DEFINED BY THE COMPANY
Net increase (decrease) in cash and cash equivalents                              $   2.7         $  11.3
Less adjustments:
 Cash provided by sale of Broadband assets (investing activities)                    20.5              --
 Issuance of long-term debt                                                         500.0            18.0
 Repayment of long-term debt (financing activities)                                (569.5)          (66.1)
 Short-term borrowings (repayments), net (financing activities)                      (2.0)           (2.7)
                                                                                  -------         -------

 Cash flow (as defined by the company)                                            $  53.7         $  62.1
                                                                                  =======         =======


Cash Expenditures for Restructuring                                               $  (2.9)        $ (11.0)

Income Tax Refunds Received                                                       $   0.2         $  38.5

CINCINNATI BELL INC.
CONSOLIDATED REVENUE AND OPERATING INCOME EXCLUDING BROADBAND
(UNAUDITED)

(dollars in millions)                                                                        For the Three Months
                                                                                           Ended September 30,         %
                                                                                            2003         2002      Change
                                                                                          -------      -------    --------

RECONCILIATION OF CONSOLIDATED REVENUE TO CONSOLIDATED REVENUE EXCLUDING BROADBAND
Revenue                                                                                   $ 315.3      $ 570.3       (45%)
Less adjustments:
  Broadband Revenue                                                                          32.0        298.3       (89%)
  Broadband Intercompany Activity                                                            (1.2)       (15.9)      (92%)
                                                                                          -------      -------

Consolidated Revenue Excluding Broadband                                                  $ 284.5      $ 287.9        (1%)
                                                                                          =======      =======



RECONCILIATION OF CONSOLIDATED OPERATING INCOME TO CONSOLIDATED OPERATING INCOME
  EXCLUDING BROADBAND
Operating Income                                                                          $ 129.6      $  60.7       114%
Less adjustments:
  Broadband Operating Income                                                                 33.2        (28.1)      n/m
                                                                                          -------      -------

Consolidated Operating Income Excluding Broadband                                         $  96.4      $  88.8         9%
                                                                                          =======      =======

CINCINNATI BELL INC.
NET DEBT CALCULATION
(UNAUDITED)

                                                                               September 30, 2003 vs.         September 30, 2003 vs.
                                                                                  June 30, 2003                 December 31, 2002
                                                                                       Change                          Change
                                                      September 30,  June 30,  ------------------- December 31, -------------------
(dollars in millions)                                      2003       2003         $          %         2002       $          %
                                                      -----------------------   ------------------ ------------ -------------------

Credit Facilities                                        $  639.9   $1,209.5    $ (569.6)    (47%)    $1,648.1  $(1,008.2)   (61%)
Cincinnati Bell Telephone notes                             270.0      270.0           -       -         270.0          -       -
9% Senior subordinated notes of BRCOM                           -       46.0       (46.0)   (100%)        46.0      (46.0)   (100%)
7 1/4% Senior notes due 2013 of Cincinnati Bell Inc.        500.0          -       500.0     100%            -      500.0     100%
16% Senior subordinated notes of Cincinnati Bell Inc.       357.1      353.5         3.6       1%            -      357.1     100%
7 1/4% Senior notes due 2023 of Cincinnati Bell Inc.         50.0       50.0           -       -          50.0          -       -
Convertible subordinated notes of Cincinnati Bell Inc.      534.5      522.7        11.8       2%        502.8       31.7       6%
Capital leases                                               33.6       35.2        (1.6)     (5%)        39.0       (5.4)    (14%)
Other short-term debt                                         2.8        3.2        (0.4)    (13%)         2.6        0.2       8%
Unamortized discount                                        (44.2)     (46.3)        2.1      (5%)        (0.9)     (43.3)    n/m
12 1/2% Senior Notes of BRCOM                                   -          -           -       -           0.8       (0.8)
12 1/2% Series B Junior Exchangeable Preferred Stock
  of BRCOM Inc.                                                 -      413.0      (413.0)   (100%)       414.4     (414.4)   (100%)
                                                         --------   --------    --------              --------   --------

   Total Debt and Minority Interest                       2,343.7    2,856.8      (513.1)    (18%)     2,972.8     (629.0)    (21%)

Less: Cash and Cash Equivalents                              32.9       30.2         2.7       9%         44.9      (12.0)    (27%)
                                                         --------   --------    --------              --------   --------

   Net Debt (as defined by the company)                  $2,310.8   $2,826.6    $ (515.8)    (18%)    $2,927.9   $ (617.0)    (21%)
                                                         ========   ========    ========              ========   ========